UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 22, 2013

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Sabra Health Care REIT, Inc. (“Company”) previously filed a Current Report on Form 8-K dated October 22, 2013 reporting the purchase, through Sabra Texas Holdings, L.P., a subsidiary of the Company, of Forest Park Medical Center - Frisco (“Forest Park - Frisco”), a 54-bed acute care hospital located in Frisco, Texas. This Current Report on Form 8-K/A is being filed solely for the purposes of amending the Form 8-K dated October 22, 2013 to provide the required financial information related to the Company's acquisition of Forest Park - Frisco.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Real Estate Acquired
Report of Independent Auditors
Unaudited Historical Summary of Revenue for the Nine Months Ended September 30, 2013
Historical Summary of Revenue for the Year Ended December 31, 2012
Notes to Historical Summary of Revenue

(b)	Unaudited Pro Forma Condensed Consolidated Financial Information
Summary of Unaudited Pro Forma Financial Statements
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Nine Months Ended September 30, 2013
Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2012
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLC, Independent Registered Public Accounting Firm

Report of Independent Auditors

To The Board of Directors and Stockholders
Sabra Health Care REIT, Inc.
We have audited the accompanying Historical Summary of Revenue of Forest Park Medical Center - Frisco (the “Property”) for the year ended December 31, 2012.
Management’s Responsibility for the Historical Summary of Revenue
Management is responsible for the preparation and fair presentation of the Historical Summary of Revenue in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary of Revenue that is free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the Historical Summary of Revenue based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary of Revenue is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Historical Summary of Revenue. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the Historical Summary of Revenue, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Property’s preparation and fair presentation of the Historical Summary of Revenue in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Historical Summary of Revenue. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the Historical Summary of Revenue referred to above presents fairly, in all material respects, the revenues of the Property for the year ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
We draw attention to Note 2 to the Historical Summary of Revenue, which describes that the accompanying Historical Summary of Revenue of the Property was prepared for the purpose of complying with the rules of the Securities and Exchange Commission and is not intended to be a complete presentation of the Property’s revenues. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP
Irvine, California
December 30, 2013

Forest Park Medical Center - Frisco
Historical Summary of Revenue (Unaudited)
Nine Months Ended September 30, 2013

Revenue	Nine Months Ended September 30, 2013
Rental Revenue	$9,823,601

The accompanying notes are an integral part of these financial statements.

Forest Park Medical Center - Frisco
Historical Summary of Revenue
Year Ended December 31, 2012

Revenue	Year Ended December 31, 2012
Rental Revenue	$7,640,578

The accompanying notes are an integral part of these financial statements.

Forest Park Medical Center - Frisco
Notes to Historical Summary of Revenue

1.	Business

The accompanying historical summary of revenue relates to the operations of Forest Park Medical Center - Frisco (“Forest Park - Frisco”), consisting of the revenue of one 54-bed acute care hospital and parking structure totaling 346,000 square feet in Frisco, Texas. On October 22, 2013, Sabra Texas Holdings, L.P. (“Sabra Texas”), a subsidiary of Sabra Health Care REIT, Inc. (the “Company”), purchased Forest Park - Frisco for total consideration of $119.8 million.

2.	Summary of Significant Accounting Policies

The accompanying historical summary of revenue was prepared for the purpose of complying with Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission in connection with the Company’s acquisition of Forest Park - Frisco. The historical summary is not representative of the actual operations of Forest Park - Frisco for the period presented nor indicative of future operations; however, the Company is not aware of any material factors relating to Forest Park - Frisco that would cause the reported financial information not to necessarily be indicative of future operating results. Certain expenses, primarily amortization and interest expense, which may not be comparable to the expenses to be incurred by the Company in future operations of Forest Park - Frisco, have been excluded. Additionally, the Company’s lease with the tenant is structured in such a way that the tenant is responsible for substantially all of Forest Park - Frisco's operating expenses. As the Company does not expect to incur any operating expenses in the future operations of Forest Park - Frisco, such expenses have been excluded from this historical summary. However, the Company would be required to pay property taxes on Forest Park - Frisco in the event the tenant fails to pay them. The total estimated property taxes for the year ended December 31, 2012 and the nine months ended September 30, 2013 were $1.0 million and $0.9 million (unaudited), respectively.

Revenue Recognition

The lease is accounted for as an operating lease, and revenue is recognized on a straight-line basis over the term of the related lease.

Use of Estimates

The preparation of this historical summary in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of revenue during the reporting period. Actual results may differ from these estimates.

Major Tenant

During the year ended December 31, 2012 and for the nine months ended September 30, 2013 (unaudited), Forest Park - Frisco's total rental revenue of $7.6 million and $9.8 million, respectively, was attributable to only one tenant.

3.	Lease

On December 6, 2010, Forest Park - Frisco entered into a lease agreement with Forest Park Medical Center at Frisco, LLC for the entire acute care hospital and parking structure, with an effective commencement date of June 1, 2012. The lease had an initial term of 20 years, and the tenant has two five-year renewal options.

As of December 31, 2012, the future minimum rental payments due under under the non-cancelable operating lease was as follows (in thousands):

Year	Tenant Lease Payments
2013	$10,260
2014	10,526
2015	10,799
2016	11,081
2017	11,372
Thereafter	202,029
$256,067

4.	Unaudited Interim Statements

The historical summary of revenue for the nine months ended September 30, 2013 is unaudited. As a result, this interim historical summary should be read in conjunction with the historical summary and notes included in the December 31, 2012 historical summary of revenue. The interim historical summary reflects all adjustments that management believes are necessary for the fair presentation of the historical summary of revenue for the interim period presented. These adjustments are of a normal recurring nature. The historical summary of revenue for such interim period is not necessarily indicative of the results for the entire year.

5.	Subsequent Events

The Company evaluated all events that have occurred subsequent to December 31, 2012, through December 30, 2013, the date the financial statements were issued.

SABRA HEALTH CARE REIT, INC.
SUMMARY OF UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On October 22, 2013, Sabra Texas Holdings, L.P. (“Sabra Texas”), a subsidiary of Sabra Health Care REIT, Inc. (the “Company”), purchased Forest Park Medical Center - Frisco (“Forest Park - Frisco”), a 54-bed acute care hospital and parking structure located in Frisco, Texas, for $119.8 million, excluding related acquisition pursuit costs of $0.7 million. The lease is scheduled to expire on May 31, 2032, is subject to two 5-year renewal options and provides for annual rent escalators equal to 3%. The obligations under the lease are guaranteed by the physician-owners of the tenant.
Approximately $10.5 million of the purchase price is being held in escrow for up to 20 months, the release of which is contingent on the tenant achieving certain performance hurdles. The seller will be paid a fee of $0.5 million per annum during the escrow period. The Company funded this acquisition with available cash on hand and proceeds from the Company's revolving credit facility.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of Sabra Health Care REIT, Inc. and the accompanying notes thereto filed on Form 10-K for the year ended December 31, 2012 and on Form 10-Q for the nine months ended September 30, 2013 and the historical summaries of revenue, filed in accordance with Rule 3-14 of Regulation S-X, of Forest Park - Frisco for the year ended December 31, 2012 and for the period from January 1, 2013 through September 30, 2013.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 assumes the acquisition of Forest Park - Frisco occurred on September 30, 2013.
The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2013 and for the year ended December 31, 2012 assume the acquisition of Forest Park - Frisco occurred on January 1, 2012.
The pro forma condensed consolidated statements of income for the nine months ended September 30, 2013 and for the year ended December 31, 2012 have been prepared to comply with Article 11 of Regulation S-X, as promulgated by the Securities and Exchange Commission. The pro forma condensed consolidated balance sheet as of September 30, 2013 and the pro forma condensed consolidated statements of income for nine months ended September 30, 2013 and the year ended December 31, 2012 are not necessarily indicative of what the actual financial position and operating results would have been had the properties been acquired on September 30, 2013 and January 1, 2012, respectively, nor do they purport to represent the Company’s future financial position or operating results. In addition, the pro forma balance sheet includes pro forma preliminary estimates of the fair value of assets acquired in connection with the Forest Park - Frisco acquisition. These preliminary estimates may be adjusted in the future upon finalization of the purchase accounting.

SABRA HEALTH CARE REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2013
(in thousands, except share and per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
	(unaudited)
Assets
Real estate investments, net of accumulated depreciation	$809,271	$117,349	(a)	$926,620
Loans receivable and other investments, net	46,123	—		46,123
Cash and cash equivalents	96,641	(93,641)	(b)	3,000
Restricted cash	6,809	—		6,809
Deferred tax assets	24,212	—		24,212
Prepaid expenses, deferred financing costs and other assets	44,194	2,431	(c)	46,625
Total assets	$1,027,250	$26,139		$1,053,389

Liabilities and stockholders’ equity
Mortgage notes	$142,241	$—		$142,241
Secured revolving credit facility	—	26,806	(b)	26,806
Senior unsecured notes	414,538	—		414,538
Accounts payable and accrued liabilities	23,069	—		23,069
Tax liability	24,212	—		24,212
Total liabilities	604,060	26,806		630,866

Stockholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized, 5,750,000 and zero shares issued and outstanding	58	—		58
Common stock, $.01 par value; 125,000,000 shares authorized, 37,333,943 shares issued and outstanding	373	—		373
Additional paid-in capital	494,802			494,802
Cumulative distributions in excess of net income	(72,043)	(667)	(d)	(72,710)
Total stockholders’ equity	423,190	(667)		422,523
Total liabilities and stockholders’ equity	$1,027,250	$26,139		$1,053,389

SABRA HEALTH CARE REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
NINE MONTHS ENDED SEPTEMBER 30, 2013
(in thousands, except share and per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income	$94,692	$9,824	(a)	$104,516
Interest and other income	2,531	—		2,531

Total revenues	97,223	9,824		107,047

Expenses:
Depreciation and amortization	24,726	3,121	(b)	27,847
Interest	29,884	1,945	(c)	31,829
General and administrative	11,196	172	(d)	11,368

Total expenses	65,806	5,238		71,044

Other income (expense):
Loss on extinguishment of debt	(10,101)	—		(10,101)
Other income (expense)	(600)	—		(600)

Total other income (expense)	(10,701)	—		(10,701)

Net income	20,716	4,586		25,302

Preferred stock dividends	(5,406)	—		(5,406)

Net income attributable to common stockholders	$15,310	$4,586		$19,896

Net income attributable to common stockholders, per:

Basic common share	$0.41			$0.53

Diluted common share	$0.41			$0.53

Weighted-average number of common shares outstanding, basic	37,334,120			37,334,120

Weighted-average number of common shares outstanding, diluted	37,777,458			37,777,458

SABRA HEALTH CARE REIT, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2012
(in thousands, except share and per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Rental income	$101,742	$13,098	(a)	$114,840
Interest and other income	1,428	—		1,428

Total revenues	103,170	13,098		116,268

Expenses:
Depreciation and amortization	30,263	4,161	(b)	34,424
Interest	34,335	2,593	(c)	36,928
General and administrative	16,104	459	(d)	16,563
Impairment	2,481	—		2,481

Total expenses	83,183	7,213		90,396

Other income (expense):
Loss on extinguishment of debt	(2,670)	—		(2,670)
Other income (expense)	2,196	—		2,196

Total other income (expense)	(474)	—		(474)

Net income	19,513	5,885		25,398

Preferred stock dividends	—	—		—

Net income attributable to common stockholders	$19,513	$5,885		$25,398

Net income attributable to common stockholders, per:

Basic common share	$0.53			$0.69

Diluted common share	$0.52			$0.68

Weighted-average number of common shares outstanding, basic	37,061,111			37,061,111

Weighted-average number of common shares outstanding, diluted	37,321,517			37,321,517

SABRA HEALTH CARE REIT, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2013 reflects the following adjustments:

(a)
Represents the acquisition of Forest Park Medical Center - Frisco. The purchase price was $119.8 million plus acquisition pursuit costs of $0.7 million. The cost of land, building and improvements acquired in the acquisition are measured at their acquisition-date fair values. The purchase price allocation for this acquisition is preliminary and subject to change. The table below is a preliminary estimate of the allocated values (in thousands):

	Land	$4,965
	Building and improvements	112,384

	Total real estate	$117,349

(b)	The Company used available cash and proceeds from the Company's revolving credit facility to fund the acquisition of Forest Park - Frisco.
(c)
The Company determined the cost of tangible assets and identifiable intangible assets (consisting of tenant relationship and origination and absorption costs) acquired in the business combination based on their estimated fair values. The purchase accounting for this acquisition is preliminary and subject to change. The table below is a preliminary estimate of the allocated values (in thousands):

	Tenant Origination and Absorption Costs	$2,103
	Tenant Relationship	328
	Total intangibles	$2,431

(d)	In connection with the acquisition of Forest Park - Frisco, the Company incurred $0.7 million of acquisition pursuit costs which are not reflected in the historical balance sheet.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Income

The unaudited pro forma condensed consolidated statements of income for the nine months ended September 30, 2013 and for the year ended December 31, 2012 reflect the following adjustments:

(a)
Represents the pro forma adjustment for rental income for Forest Park - Frisco assuming the property was acquired as of January 1, 2012. The lease commencement date was June 1, 2012; however, for purposes of the pro forma presentation we assumed a lease commencement date of January 1, 2012. Rental income from January 1, 2012 through May 31, 2012 was $5.5 million. Base rent is recognized on a straight-line basis over the term of the related lease.

(b)
Represents the pro forma adjustment for depreciation and amortization expense that would have been recorded assuming Forest Park - Frisco was acquired as of January 1, 2012. Depreciation expense on the purchase price of buildings is recognized using the straight-line method and a 40-year life. Depreciation expense on improvements and fixtures is recognized using the straight-line method and a 10-year life, which is the shorter of the life of the lease or expected useful life of the improvement. Amortization expense on tenant relationship and origination and absorption costs is recognized using the straight-line method and a 29-year life and 19-year life, respectively. The purchase price allocation for this acquisition is preliminary and subject to change.

(c)
Represents the pro forma adjustment for interest expense related to borrowings under the Company's revolving credit facility assuming they were completed January 1, 2012. The effect of a 1/8 percent variance in the interest rate on net income is $34,000 and $25,000 for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively, as a result of these borrowings.

(d)
Approximately $10.5 million of the purchase price is being held in escrow for up to 20 months, the release of which is contingent on the tenant achieving certain performance hurdles. The seller will be paid a fee of $0.5 million per annum during the escrow period. The pro forma adjustment represents the fee associated with the purchase price being held in escrow. In addition, the historical statement of income for the nine months ended September 30, 2013 includes $0.2 million of non-recurring acquisition pursuit costs related to the Forest Park - Frisco acquisition. The $0.2 million of non-recurring acquisitions costs are eliminated in the pro forma adjustment column for the nine months ended September 30, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: December 30, 2013